United Nebraska Financial Co.

Accountants’ Report and Consolidated Financial Statements

December 31, 2003, 2002 and 2001

United Nebraska Financial Co.
December 31, 2003, 2002 and 2001

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
United Nebraska Financial Co.
Grand Island, Nebraska

We have audited the accompanying consolidated balance sheets of United Nebraska Financial Co. as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Nebraska Financial Co., as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company changed its method of accounting for goodwill in 2002.

/s/ BKD, LLP

Lincoln, Nebraska
March 3, 2004, except for Note 17 to which
the date is August 27, 2004

United Nebraska Financial Co.
Consolidated Balance Sheets
December 31, 2003 and 2002
(amounts in thousands except share data)

Assets	2003	2002
Cash and due from banks	$33,457	$29,347
Federal funds sold and securities
purchased under agreements to resell	12,405	24,325

Cash and cash equivalents	45,862	53,672

Interest bearing deposits with other financial institutions	1,585	991
Available-for-sale securities	130,696	97,206
Held-to-maturity securities	38,974	41,594
Loans, net of allowance for loan losses of $4,848 and
$4,581 in 2003 and 2002, respectively	306,767	318,350
Premises and Equipment
Land	2,821	2,546
Buildings and improvements	12,959	11,870
Furniture, fixtures, and equipment	8,794	9,324

	24,574	23,740
Less accumulated depreciation and amortization	9,938	9,976

	14,636	13,764
Interest receivable	5,015	5,801
Deferred income taxes	100	262
Goodwill	4,860	4,860
Other assets	6,238	4,740

Total assets	$554,733	$541,240

Liabilities and Stockholders' Equity	2003	2002
Liabilities
Deposits
Demand	$69,810	$64,212
Demand - interest bearing	104,199	93,495
Savings	100,557	85,099
Time	170,287	196,542

Total deposits	444,853	439,348
Securities sold under agreements to repurchase	18,633	16,014
Note payable	5,000	5,000
Federal Home Loan Bank borrowings	25,513	24,006
ESOP debt	--	131
Accrued interest and other liabilities	1,511	2,108
Guaranteed preferred beneficial interest in the Company’s
subordinated debt	7,000	7,000

Total liabilities	502,510	493,607

Minority Interests	427	470

Stockholders’ Equity
Class “A” voting common stock, $.10 par value; authorized
1,000,000 shares; issued and outstanding 2003 - 484,011
shares, 2002 - 484,411 shares	48	48
Class “B” nonvoting common stock, $10 par value; authorized
1,000 shares; no shares issued and outstanding	--	--
Additional paid-in capital	2,111	2,112
Retained earnings	49,090	44,227
Accumulated other comprehensive income	547	907
Unearned ESOP shares	--	(131)

Total stockholders’ equity	51,796	47,163

Total liabilities and stockholders’ equity	$554,733	$541,240

See Notes to Consolidated Financial Statements

United Nebraska Financial Co.
Consolidated Statements of Income
Years Ended December 31, 2003, 2002 and 2001
(amounts in thousands except share data)

	2003	2002	2001
Interest Income
Loans	$21,999	$24,890	$26,756
Securities	5,662	6,664	7,994
Federal funds sold and securities purchased under
agreements to resell	181	177	349
Interest bearing deposits with other financial institutions	50	11	52

Total interest income	27,892	31,742	35,151

Interest Expense
Deposits	6,970	9,092	14,071
Federal funds purchased and securities sold under agreements	152	252	865
to repurchase
Notes payable and Federal Home Loan Bank borrowings	1,852	1,633	1,507

Total interest expense	8,974	10,977	16,443

Net Interest Income	18,918	20,765	18,708
Provision for Loan Losses	1,462	822	404

Net Interest Income After Provision for Loan Losses	17,456	19,943	18,304

Noninterest Income
Customer service fees	2,821	2,704	2,163
Commissions and other fees	2,719	2,676	2,615
Net gain on sales of loans	1,097	500	500
Other	624	247	641

Total noninterest income	7,261	6,127	5,919

Noninterest Expense
Salaries and employee benefits	9,878	9,417	9,019
Net occupancy expense	2,461	2,153	2,155
Other	4,467	4,543	5,119

Total noninterest expense	16,806	16,113	16,293

Income Before Income Taxes and Minority Interests	7,911	9,957	7,930
Provision for Income Taxes	2,072	3,012	2,529

Income Before Minority Interests	5,839	6,945	5,401
Minority Interests	47	17	48

Net Income	$5,886	$6,962	$5,449

Basic Earnings Per Common Share	$12.19	$14.51	$11.04

Weighted Average Shares Outstanding	483,028	479,815	480,686

See Notes to Consolidated Financial Statements

United Nebraska Financial Co.
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2003, 2002 and 2001
(amounts in thousands except share data)

	Preferred Stock		Class A Common Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Unearned ESOP Shares	Comprehensive Income
Balance, January 1, 2001	50,000	$5,000	485,126	$49	$2,113	$33,989	$112	$(272)
Comprehensive income
Net income	--	--	--	--	--	5,449	--	--	$5,449

Other comprehensive income
Unrealized holding gains during the year,
net of income taxes of $396									768
Plus: reclassification adjustment for losses
included in net income, net of income tax benefit of $1									3

Net unrealized gain on securities available for sale, net of
income taxes of $397	--	--	--	--	--	--	771	--	771

Unrealized holding loss on derivative designated as a Note
payable cash flow hedge, net of income tax benefit of $94	--	--	--	--	--	--	(182)	--	(182)

Comprehensive income									$6,038

Advances on ESOP debt secured by common stock	--	--	--	--	--	--	--	(272)
Payments on ESOP debt secured by common stock	--	--	--	--	--	--	--	61
Purchase and retirement of preferred stock	(50,000)	(5,000)	--	--	--	--	--	--
Purchase and retirement of common stock	--	--	(340)	(1)	--	(49)	--	--
Dividends paid on common stock, $2.00 per share	--	--	--	--	--	(970)	--	--
Dividends paid on preferred stock, $2.82 per share	--	--	--	--	--	(141)	--	--

Balance, December 31, 2001	--	--	484,786	48	2,113	38,278	701	(483)
Comprehensive income
Net income	--	--	--	--	--	6,962	--	--	$6,962

Other comprehensive income
Unrealized holding gains during the year, net of income
taxes of $249									484
Less: reclassification adjustment for gains included in net
income, net of income taxes of $27									(52)

Net unrealized gain on securities available for sale, net of
income taxes of $222	--	--	--	--	--	--	432	--	432

Unrealized holding loss on derivative designated as a
cash flow hedge, net of income tax benefit of $116	--	--	--	--	--	--	(226)	--	(226)

Comprehensive income									$7,168

Payments on ESOP debt secured by common stock	--	--	--	--	--	--	--	352
Purchase and retirement of common stock	--	--	(375)	--	(1)	(43)	--	--
Dividends paid on common stock, $2.00 per share	--	--	--	--	--	(970)	--	--

Balance, December 31, 2002	--	--	484,411	48	2,112	44,227	907	(131)
Comprehensive income
Net income	--	--	--	--	--	5,886	--	--	$5,886

Other comprehensive income
Unrealized holding losses during the year, net of income
tax benefit of $278									(345)
Less: reclassification adjustment for gains included in net
income, net of income taxes of $50									97

Net unrealized loss on securities available for sale, net of
income tax benefit of $228	--	--	--	--	--	--	(442)	--	(442)

Unrealized holding gain on derivative designated as a
cash flow hedge, net of income taxes of $42	--	--	--	--	--	--	82	--	82

Comprehensive income									$5,526

Payments on ESOP debt secured by common stock	--	--	--	--	--	--	--	131
Purchase and retirement of common stock	--	--	(400)	--	(1)	(54)	--	--
Dividends paid on common stock, $2.00 per share	--	--	--	--	--	(969)	--	--

Balance, December 31, 2003	--	$--	484,011	$48	$2,111	$49,090	$547	$--

See Notes to Consolidated Financial Statements

United Nebraska Financial Co.
Consolidated Statements of Cash Flows
Years Ended December 31, 2003, 2002 and 2001
(amounts in thousands)

	2003	2002	2001
Operating Activities
Net income	$5,886	$6,962	$5,449
Items not requiring (providing) cash
Provision for loan losses	1,462	822	404
Depreciation and amortization of premises and equipment	1,357	1,130	978
Net realized (gains) losses on securities available for sale	(147)	(79)	4
Loss on sale of other assets	11	--	--
Loss on sale of premises and equipment	--	--	25
Amortization of intangilble assets	--	--	600
Amortization of premiums and discounts on securities, net	1,263	405	39
Deferred income taxes	349	(81)	(231)
Minority interests	(47)	(17)	(48)
Changes in
Interest receivable	786	397	1,197
Other assets	(1,432)	(69)	(23)
Accrued interest and other liabilities	(469)	(1,037)	178

Net cash provided by operating activities	9,019	8,433	8,572

Investing Activities
Proceeds from sales, maturities and paydowns of securities	115,844	66,569	84,288
Purchases of securities	(148,501)	(74,776)	(72,742)
Proceeds from redemption of other nonmarketable
equity securities	9	682	--
Purchases of other nonmarketable equity securities	(77)	--	--
Proceeds from redemption of interest bearing deposits with
other financial institutions	991	--	--
Purchases of interest bearing deposits with other financial
institutions	(1,585)	(991)	--
Net change in loans	9,963	(9,666)	(1,863)
Purchase of premises and equipment	(2,510)	(2,347)	(3,212)
Proceeds from sales of premises and equipment	281	18	65
Proceeds from sales of foreclosed assets	149	50	--

Net cash provided by (used in) investing activities	(25,436)	(20,461)	6,536

Financing Activities
Net increase in deposits	5,505	24,629	18,806
Net increase (decrease) in securities sold under agreements
to repurchase	2,619	(3,184)	(2,300)
Advances of notes payable	750	2,050	9,500
Repayments of notes payable	(750)	(1,050)	(12,750)
Advances of Federal Home Loan Bank borrowings	3,500	27,780	42,490
Repayments of Federal Home Loan Bank borrowings	(1,993)	(20,151)	(59,970)
Dividends paid	(969)	(970)	(1,111)
Payments to retire preferred stock	--	--	(5,000)
Proceeds from issuance of preferred securities	--	--	7,000
Capital contributions by minority stockholders	--	--	535
Payments to acquire common stock	(55)	(44)	(49)

Net cash provided by (used in) financing activities	8,607	29,060	(2,849)

See Notes to Consolidated Financial Statements

United Nebraska Financial Co.
Consolidated Statements of Cash Flows - Continued
Years Ended December 31, 2003, 2002 and 2001
(amounts in thousands)

	2003	2002	2001
Increase (Decrease) in Cash and Cash Equivalents	$(7,810)	$17,032	$12,259
Cash and Cash Equivalents, Beginning of Year	53,672	36,640	24,381

Cash and Cash Equivalents, End of Year	$45,862	$53,672	$36,640

Supplemental Cash Flows Information
Interest paid	$9,228	$11,165	$16,752
Income taxes paid	$2,313	$3,410	$2,514

During 2001, the Company recorded additional debt of $272 and a corresponding reduction in stockholders' (unearned ESOP shares) equity to reflect debt incurred by the Company's Employee Stock Ownership Plan (ESOP) that was secured by shares of the Company's common stock. Subsequent payments by the ESOP totaling $131, $352 and $61 in 2003, 2002 and 2001 respectively, were reflected by the Company as reductions in such debt and contra-equity accounts.

See Notes to Consolidated Financial Statements

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 1:    Nature of Operations and Summary of Significant Accounting Policies

   Nature of Operations

United Nebraska Financial Co. (the Company) is a multi-bank holding company engaged in commercial banking operations primarily in the trade areas surrounding the Company’s physical locations. The subsidiary banks provide real estate, commercial, agriculture and consumer loans, and deposit operations to customers primarily in Nebraska and Arizona. The banks are subject to competition from other financial institutions. The Company and the banks are also subject to the regulation of certain federal and state agencies and undergo periodic examinations by those regulatory authorities.

   Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, United Nebraska Bank, Grand Island, Nebraska (UNB) and its majority owned subsidiary, United Arizona Bank, N.A. (UAB). All significant intercompany accounts and transactions have been eliminated in consolidation.

   Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

   Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash equivalents include cash on hand, balances due from banks, federal funds sold and securities purchased under agreements to resell. Generally, federal funds are purchased and sold for one-day periods.

The banks are required by federal banking regulations to maintain certain cash and due from bank reserves. This reserve requirement totaled $1,796,000 at December 31, 2003 and $1,551,000 at December 31, 2002.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 1:    Nature of Operations and Summary of Significant Accounting Policies — Continued

   Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses, net of related income taxes, excluded from income and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in income as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Company’s investments in nonmarketable equity securities (included in other assets) are substantially all stock of the Federal Home Loan Bank and the Federal Reserve Bank and privately held equity securities. Although no ready open market exists for the stock, and they have no quoted market value, the issuers will generally repurchase the stock at par value.

Interest and dividends on investments in debt and equity securities are included in income when earned.

   Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs and the allowance for loan losses. Interest income is reported on the interest method. Loan fees and costs are not deferred over the loan term as they are not significant to the Company’s operations. Generally, loans are placed on nonaccrual status at ninety days past due and interest is considered a loss, unless the loan is well secured and in the process of collection.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

   Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 1:    Nature of Operations and Summary of Significant Accounting Policies — Continued

   Allowance for Loan Losses — Continued

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision, as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled payments of principal and interest when due according to contractual terms of the loan agreement. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

   Premises and Equipment

Land is carried at cost. Buildings and improvements and furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization, computed principally using accelerated methods over the estimated useful lives of the assets.

Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of premises and equipment are included in income.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 1:    Nature of Operations and Summary of Significant Accounting Policies — Continued

   Goodwill

Goodwill was amortized on a straight-line basis over fifteen years in 2001. Beginning in 2002, goodwill is tested annually for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill are not recognized in the financial statements.

In 2002, the Company changed its method of accounting and financial reporting for goodwill by adopting the provisions of Financial Accounting Standards Board (FASB) Statement No. 142, “Goodwill and Other Intangible Assets”. Accordingly, the Company discontinued amortization of the recorded goodwill. The effect of the change was to increase net income for 2002 by $600,000.

FASB Statement No. 142 requires transitional disclosures regarding the change in amortization and other treatment of goodwill for the year ended December 31, 2001, as follows:

Reported net income	$5,449
Add back: Goodwill amortization	600

Adjusted net income	$6,049

   Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return the transferred assets, other than through a cleanup call.

   Income Taxes

The Company files a consolidated income tax return with its subsidiaries. The consolidated group follows the policy of requiring each entity to provide for income taxes in an amount equal to the income taxes that would have been incurred if each were filing separately. UNB and UAB file separate state franchise tax returns.

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 1:    Nature of Operations and Summary of Significant Accounting Policies — Continued

   Derivative Financial Instruments Designated as Cash Flow Hedges

As part of the Company’s asset/liability management, the Company uses interest rate swap contracts to hedge various exposures or to modify interest rate characteristics of the Company’s note payable. Derivatives that are used as part of the asset/liability management process are linked to specific assets or liabilities and have high correlation between the contract and the underlying item being hedged, both at inception and throughout the hedge period. Swaps are accounted for on the “accrual” method. Under that method, the interest component associated with the contract is recognized over the life of the contract in net interest expense on the note payable. Swaps are carried at fair value and are included in other assets or other liabilities, with the unrealized gain or loss recognized in other comprehensive income. At December 31, 2003 and 2002, the Company had a $5,000,000 interest rate swap, which is a cash flow hedge against a note payable with an outstanding principle balance of $5,000,000.

   Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and a cash flow hedge, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. Accumulated other comprehensive income is comprised of net unrealized gains and losses on available-for-sale securities and a derivative designated as a cash flow hedge.

   Earnings per Common Share

Earnings per common share has been computed on the basis of the weighted-average number of common shares outstanding during each period presented. Unearned ESOP shares which have not vested have been excluded from the computation of average shares outstanding. Dividends declared on preferred stock which totaled $141,000 for the year ended December 2001, reduced the earnings available to common stockholders in the computation. Preferred stock was redeemed during 2001. United Nebraska Financial Co. has no common stock equivalents.

   Operating Segments

The Company uses the “management approach” for reporting information about segments in annual and interim financial statements. The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure and any other manner in which management disaggregates a company. Based on the “management approach” model, United Nebraska Financial Co. has determined that its business is comprised of a single operating segment.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 1:    Nature of Operations and Summary of Significant Accounting Policies — Continued

   Nebraska Department of Banking and Finance Audit Requirements

The audits of the Company and its subsidiaries were designed to meet the minimum requirements of 45 NAC 25-001 of the Nebraska Department of Banking and Finance for UNB.

Note 2:    Securities Purchased Under Agreements to Resell

The Company enters into purchases of securities under agreements to resell. The amounts advanced under these agreements represent short-term loans and are reflected as a cash equivalent in the consolidated balance sheet. The securities underlying the agreements are book-entry securities. During the period, the securities were delivered by appropriate entry into a third-party custodian’s account designated by the Company under a written custodial agreement that explicitly recognizes the Company’s interest in the securities. At December 31, 2003 and 2002, these agreements matured within 90 days. The agreements relating to mortgage-backed securities were agreements to resell substantially identical securities. At December 31, 2003 and 2002, no material amount of agreements to resell securities purchased was outstanding with any individual dealer. The Company’s policy requires that all securities purchased under agreements to resell be full collateralized.

Note 3:    Securities

The amortized cost and approximate fair value of securities, with gross unrealized gains and losses, follows:

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Securities available for sale	(in thousands)
Debt securities
U.S. Treasury	$7,299	$47	$--	$7,346
U.S. government agencies	80,251	729	(37)	80,943
State and municipal	30,618	506	(68)	31,056
Mortgage-backed	1,962	107	--	2,069
Other	5,193	57	(18)	5,232

Total debt securities	125,323	1,446	(123)	126,646
Marketable equity securities	4,050	--	--	4,050

	$129,373	$1,446	$(123)	$130,696

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 3:    Securities – Continued

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
	(in thousands)
Securities held to maturity
Collateralized mortgage obligations	$30,104	$102	$(281)	$29,925
Mortgage-backed	6,955	197	(12)	7,140
State and municipal	1,915	18	--	1,933

	$38,974	$317	$(293)	$38,998

	December 31, 2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value

Securities available for sale
Debt securities
U.S. Treasury	$13,339	$136	$--	$13,475
U.S. government agencies	42,684	1,051	--	43,735
State and municipal	26,915	511	(25)	27,401
Mortgage-backed	4,474	211	--	4,685
Other	3,750	110	--	3,860

Total debt securities	91,162	2,019	(25)	93,156
Marketable equity securities	4,050	--	--	4,050

	$95,212	$2,019	$(25)	$97,206

Securities held to maturity
Collateralized mortgage obligations	$23,187	$230	$(17)	$23,400
Mortgage-backed	14,116	419	--	14,535
State and municipal	4,291	60	--	4,351

	$41,594	$709	$(17)	$42,286

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 3:    Securities – Continued

The amortized cost and approximate fair value of available-for-sale securities and held-to-maturity securities at December 31, 2003, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale		Held to Maturity
	Amortized Cost	Approximate Fair Value	Amortized Cost	Approximate Fair Value
	(in thousands)
Within one year	$12,641	$12,785	$10	$10
After one year through five years	79,783	80,450	1,905	1,923
After five years through ten years	24,249	24,533	--	--
After ten years	6,688	6,809	--	--

	123,361	124,577	1,915	1,933
Collateralized mortgage obligations and
mortgage-backed	1,962	2,069	37,059	37,065

	$125,323	$126,646	$38,974	$38,998

Interest income on securities consists of:

	2003	2002	2001
	(in thousands)
U.S. Treasury	$187	$417	$731
U.S. government agencies and mortgage-backed	2,626	2,922	3,745
State and municipal	1,428	1,539	1,413
Collateralized mortgage obligations	966	1,249	1,520
Other	455	537	585

	$5,662	$6,664	$7,994

For the years ended December 31, 2003, 2002 and 2001 proceeds from sales of securities available for sale totaled $66,241,000, $23,530,000 and $20,228,000, respectively. Gross realized gains totaled $163,000, $86,000 and $100,000 during 2003, 2002 and 2001, respectively. Gross realized losses totaled $16,000, $7,000 and $104,000 during 2003, 2002 and 2001, respectively.

At December 31, 2003 and 2002, securities with a carrying value, which approximates market value, of $105,996,000 and $100,355,000, respectively, were pledged as collateral for public deposits and other purposes as required or permitted by law. The above includes securities pledged to secure repurchase agreements of $24,632,000 and $21,908,000 at December 31, 2003 and 2002, respectively.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 3:    Securities – Continued

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2003, was $41,499,000, which is approximately 24% of the Company’s available-for-sale and held-to-maturity investment portfolio. These declines primarily resulted from increases in market interest rates subsequent to the acquisition dates.

Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary.

Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

The following table shows our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2003:

	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(in thousands)
Securities availagble
for sale
U.S. government
agencies	$11,752	$(37)	$--	$--	$11,752	$(37)
State and municipal	4,955	(53)	1,129	(15)	6,084	(68)
Other	1,526	(18)	--	--	1,526	(18)

Total temporarily
impaired
securities
available for
sale	$18,233	$(108)	$1,129	$(15)	$19,362	$(123)

Securities held to
maturity
Collateralized
mortgage
obligations	$20,819	$(281)	$--	$--	$20,819	$(281)
Mortgage-backed	1,318	(12)	--	--	1,318	(12)

Total temporarily
impaired
securities held
to maturity	$22,137	$(293)	$--	$--	$22,137	$(293)

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 4:    Loans and Allowance for Loan Losses

Major classifications of loans are as follows:

	2003	2002
	(in thousands)
Commercial and agricultural	$129,124	$145,451
Mortgage and real estate	156,822	148,172
Consumer	17,169	19,801
Other	8,500	9,507

Total loans	311,615	322,931
Less allowance for loan losses	4,848	4,581

Net loans	$306,767	$318,350

At December 31, 2003 and 2002, loans collateralized by real estate totaling approximately $76,449,000 and $76,170,000, respectively, were specifically pledged as collateral for Federal Home Loan Bank borrowings.

The following is a summary of information pertaining to impaired loans:

	2003	2002	2001
	(in thousands)
Total impaired loans at December 31	$4,433	$870	$982

Average investment in impaired loans
during the year	$5,260	$927	$1,227

Interest income recognized on impaired
loans during the year	$26	$66	$187

Interest income recognized on impaired
loans on a cash basis during the year	$26	$66	$187

No additional funds are committed to be advanced in connection with impaired loans.

At December 31, 2003 and 2002 accruing loans delinquent ninety days or more totaled $696,000 and $409,000, respectively. Nonaccruing loans totaled $4,493,000 at December 31, 2003 and $1,103,000 at December 31, 2002.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 4:    Loans and Allowance for Loan Losses – Continued

An analysis of the allowance for loan losses follows:

	2003	2002	2001
	(in thousands)
Balance, beginning of year	$4,581	$4,001	$3,817
Provision charged to expense	1,462	822	404
Loans charged off	(1,570)	(608)	(347)
Recoveries	375	366	127

Balance, end of year	$4,848	$4,581	$4,001

Note 5:    Time Deposits

Aggregate time deposits in denominations of $100,000 or more were $34,659,000 and $44,897,000, at December 31, 2003 and 2002, respectively.

At December 31, 2003, the scheduled annual maturities of time deposits (in thousands) are as follows:

2004	$127,792
2005	32,527
2006	4,006
2007	3,478
2008	1,440
Thereafter	1,044

$170,287

Note 6:    Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Company may be required to provide additional collateral based on the fair value of the underlying securities.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 7:    Note Payable and Federal Home Loan Bank Borrowings

The note payable and Federal Home Loan Bank (FHLB) borrowings are as follows:

	December 31,
	2003	2002
	(in thousands)
Note payable to bank	$5,000	$5,000
Long-term FHLB advances	25,513	24,006

	$30,513	$29,006

The note payable to a bank requires interest payments quarterly at 1.5% above the “federal funds rate” (2.50% at December 31, 2003). The note is a “revolving reducing” note which allows for maximum borrowings of $9,375,000 at December 31, 2003. The maximum borrowing amount is reduced by $1,875,000 annually on December 31 through a final maturity of December 31, 2008. The note is collateralized by all of the common stock of UNB.

The above note contains various covenants and restrictions, the most restrictive of which require the Company and its subsidiary banks to maintain certain capital and debt-to-equity ratios and limit dividend payments.

At December 31, 2003 and 2002, UNB has a line of credit with the FHLB to meet short-term borrowing needs. The line of credit has a variable interest rate (1.15% at December 31, 2003), payable monthly and matures September 2004. At December 31, 2003, UNB had combined remaining borrowing availability for FHLB advances and the line of credit of $26,746,000. The FHLB has sole discretion to deny additional advances.

Long-term FHLB advances are due in varying amounts through September 2030, with interest due monthly at fixed rates from 2.28% to 6.24%. Long-term advances totaling $15,000,000 may be convertible to variable rates at the option of the FHLB quarterly at various dates beginning March 2004. The advances are then prepayable in part or full on the date the FHLB exercises its option and on every rate adjustment date thereafter. An advance of $577,000 and $632,000 at December 31, 2003 and 2002, respectively, is due in monthly principal payments of $5,014 plus interest. An advance of $1,563,000 at December 31, 2003 has escalating principal and interest payments until July 2015. In addition, an advance of $2,374,000 at December 31, 2003 and 2002 is due in monthly interest payments through September 2005, with escalating principal and interest payments from October 2005 though September 2030. All fixed rate FHLB advances are subject to a prepayment penalty.

The FHLB line of credit and advances are subject to an agreement whereby UNB is required to maintain a minimum level of “eligible collateral”, as defined by the agreement and substantially all assets of UNB are pledged as collateral. Borrowings are subject to collateral requirements established by the FHLB as outlined in an “Advance, Pledge and Security Agreement”.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 7:    Note Payable and Federal Home Loan Bank Borrowings – Continued

Aggregate debt maturities for the years following December 31, 2003 are as follows (in thousands):

2004	$2,153
2005	2,169
2006	3,454
2007	2,090
2008	2,100
Thereafter	18,547

$30,513

Note 8:    Accumulated Other Comprehensive Income

Components of accumulated other comprehensive income at December 31 were as follows:

	2003	2002
	(in thousands)
Net unrealized gain on available-for-sale securities	$873	$1,315
Net unrealized loss on derivative designated as a cash flow
hedge	(326)	(408)

	$547	$907

Note 9:    Guaranteed Preferred Beneficial Interest in the Company’s Subordinated Debt

On November 28, 2001, the Company issued $7,000,000 variable rate junior subordinated deferrable interest debentures (the debentures) due December 8, 2031 to United Nebraska Capital Trust I (the Trust), a Delaware business trust in which the Company owns all the common equity. The rate (4.98% and 5.17% at December 2003 and 2002, respectively) is adjustable semi-annually by the sum 3.75% plus the 6 month LIBOR rate with a maximum rate of 11.0%. The debentures are the sole asset of the trust. The Trust issued $7,000,000 of Trust preferred securities to Wilmington Trust Company. The Company’s obligation under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust obligations under the Trust preferred securities. Although the subordinated debentures will be treated as debt of the Company, they currently qualify for Tier I capital treatment, subject to certain limitations. The Trust preferred securities must be redeemed upon maturity of the debentures in 2031. The first optional redemption date is December 8, 2006 with approval of the Federal Reserve Board at par value.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 9:    Guaranteed Preferred Beneficial Interest in the Company’s Subordinated Debt – Continued

During the year ending December 31, 2004, the Company will be required to apply the provisions of Financial Accounting Standards Board Interpretation 46 (Revised), Consolidation of Variable Interest Entities, to its trust preferred securities. The primary impact of this change will be to report the Company’s subordinated debt to the trust on the face of the accompanying consolidated balance sheets rather than the minority interest in the trust, as is currently presented. This change will not have a material impact on the Company’s total assets, liabilities, stockholders’ equity or results of operations.

Note 10:    Income Taxes

The provision for income taxes includes these components:

	2003	2002	2001
	(in thousands)
Current
Federal	$1,524	$2,898	$2,571
State	199	195	189

	1,723	3,093	2,760
Deferred - federal	349	(81)	(231)

	$2,072	$3,012	$2,529

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below:

	2003	2002	2001
	(in thousands)
Computed at the statutory rate (34%)	$2,690	$3,386	$2,697
Increase (decrease) resulting from
State franchise taxes, net of federal
benefit	131	128	125
Tax exempt interest and dividends	(614)	(632)	(541)
Nondeductible amortization of goodwill	--	--	184
Other	(135)	130	64

Actual income tax expense	$2,072	$3,012	$2,529

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 10:    Income Taxes — Continued

The tax effects of temporary differences related to deferred taxes shown in the consolidated balance sheets at December 31 were:

	2003	2002
	(in thousands)
Deferred tax assets
Allowance for loan losses	$1,136	$1,027
Unrealized loss on interest rate swap contract	167	210
Trust preferred securities issue costs	24	48
Other	78	104

	1,405	1,389

Deferred tax liabilities
Unrealized gain on available-for-sale securities	(449)	(678)
Other securities differences	(112)	(128)
Premises and equipment	(392)	(268)
Installment sales	--	(42)
Other	(352)	(11)

	(1,305)	(1,127)

Net deferred tax asset	$100	$262

Note 11:    Employee Benefit Plans

The Company sponsors a leveraged Employee Stock Ownership Plan (ESOP) to acquire shares of the Company’s common stock for the benefit of all eligible employees. The ESOP is a defined contribution plan with annual contributions determined by resolution of the Board of Directors of the Company. During 2001 and 2000, the ESOP incurred borrowings to purchase allocated shares of employees leaving the Company. Certain ESOP shares were pledged as collateral for this debt. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid in the year. Debt of the ESOP is recorded as debt and the shares pledged as collateral are reported as ESOP debt secured by common stock in the consolidated balance sheets. ESOP compensation expense was $316,000, $316,000 and $314,000 for 2003, 2002 and 2001, respectively.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 11:    Employee Benefit Plans – Continued

The ESOP plan was not leveraged as of December 31, 2003. ESOP shares as of December 31, 2002 were as follows:

2002
Allocated shares	56,363
Unreleased shares	1,200

Total ESOP shares	57,563

Fair value of unreleased shares at December 31	$144,000

The Company also has a 401(k) Salary Reduction Profit Sharing Plan and Trust. The plan is a defined contribution plan and is available to substantially all employees. Employees may defer up to ten percent of their salary, which is partially matched by Company contributions of up to two percent of the employees’ salaries. Company contributions to the plan were $120,000, $122,000 and $120,000 for 2003, 2002 and 2001, respectively.

Company contributions to the ESOP and 401(k) plan begin vesting at 20 percent after two years of service, with the vested benefit increasing 20 percent for each subsequent year until fully vested.

Note 12:    Commitments and Contingencies

The Company entered into a “Stock Restriction and Purchase Agreement” with its stockholders, which requires the Company to acquire the stockholders’ shares at fair market value in the event of their death.

The Company and its subsidiaries are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims would not be material to the consolidated financial statements.

Note 13:    Financial Instruments With Off-Balance Sheet or Concentration of Credit Risk

   Credit Related Financial Instruments

The Company is party to credit related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 13:    Financial Instruments With Off-Balance Sheet or Concentration of Credit Risk – Continued

The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

At December 31, 2003 and 2002, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount
	2003	2002
	(in thousands)
Commitments to extend credit	$82,101	$90,033
Standby letters of credit	1,499	515

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Commitments may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management’s credit evaluation of the customer.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of customer to a third parties. These letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting these commitments if deemed necessary.

   Derivative Financial Instruments

The Company utilizes a derivative instrument for other than trading purposes to manage interest rate risk. The notional amount is the amount on which calculations and payments are based. The notional amount does not represent direct credit exposures. Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 13:    Financial Instruments With Off-Balance Sheet or Concentration of Credit Risk – Continued

   Derivative Financial Instruments — Continued

Interest rate swaps are contracts in which a series of interest rate flows in a single currency are exchanged over a prescribed period. The notional amount on which the interest payments are based is not exchanged. The Company’s interest rate swap involves the exchange of fixed and floating interest payments. Interest rate swaps are the only type of derivative contract that the Company currently utilizes. The Company utilizes an interest rate swap to convert its variable-rate note payable to a fixed rate. By entering into the swap, the principal amount of the note payable would remain unchanged but the interest payment streams would change. The notional amount of Company’s interest rate swap was $5,000,000 at December 31, 2003 and 2002.

   Collateral Requirements

To reduce credit risk related to the use of both derivative and credit-related financial instruments, the Company might deem it necessary to obtain collateral. The amount and nature of the collateral obtained is based on the Company’s credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant and equipment, various agricultural products and real estate. The Company’s derivative is without collateral; however, such instrument was issued by a recognized private issuer.

   Other

The subsidiary banks grant primarily agribusiness, commercial, installment and residential loans to customers in the trade areas surrounding the Company’s physical locations. Although the banks have a diversified loan portfolio, a substantial portion of the debtors’ ability to honor their contracts is dependent on the real estate and agribusiness economic sectors in the banks’ trade areas.

Note 14:    Regulatory Matters

The Company and its subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 14:    Regulatory Matters – Continued

Quantitative measures established by regulation to ensure capital adequacy require the Company and its bank subsidiaries to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, at December 31, 2003 and 2002, that the Company and its bank subsidiaries met all capital adequacy requirements to which they are subject.

At December 31, 2003, the most recent notification from the Federal Deposit Insurance Corporation categorized UNB as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed UNB’s category. The Company’s and UNB’s actual capital amounts and ratios as of December 31, 2003 and 2002 are also presented in the table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
December 31, 2003
Total Capital to Risk Weighted Assets
Consolidated	$58,536	14.3%	$32,809	8.0%	N/A	N/A
United Nebraska Bank	44,729	11.8	30,433	8.0	38,041	10.0%
Tier I Capital to Risk Weighted Assets
Consolidated	53,773	13.1	16,405	4.0	N/A	N/A
United Nebraska Bank	40,200	10.6	15,216	4.0	22,825	6.0
Tier I Capital to Average Assets
Consolidated	53,773	9.8	16,491	3.0	N/A	N/A
United Nebraska Bank	40,200	7.8	15,444	3.0	25,470	5.0

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 14:    Regulatory Matters – Continued

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2002
Total Capital to Risk Weighted Assets
Consolidated	$52,632	13.7%	$30,650	8.0%	N/A	N/A
United Nebraska Bank	43,114	11.9	29,083	8.0	36,353	10.0%
Tier I Capital to Risk Weighted Assets
Consolidated	48,051	12.5	15,325	4.0	N/A	N/A
United Nebraska Bank	38,691	10.6	14,541	4.0	21,812	6.0
Tier I Capital to Average Assets
Consolidated	48,051	9.2	15,682	3.0	N/A	N/A
United Nebraska Bank	38,691	7.8	14,972	3.0	24,953	5.0

Limitations exist on the availability of the bank subsidiaries’ undistributed earnings for the payment of dividends without prior approval of the regulatory agencies. At December 31, 2003, approximately $2,850,000 of the banks’ retained earnings were available for dividend declaration without prior regulatory approval.

Note 15:    Disclosures About Fair Value of Financial Instruments

The following table presents estimated fair values of the Company’s financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

	2003		2002
	Carrying Amount	Approximate Fair Value	Carrying Amount	Approximate Fair Value
	(in thousands)
Financial assets
Cash and cash equivalents	$45,862	$45,862	$53,672	$53,672
Interest bearing deposits with other
financial institutions	1,585	1,585	991	991
Securities	172,740	172,764	141,801	142,493
Loans, net	306,767	310,618	318,350	322,423
Interest receivable	5,015	5,015	5,801	5,801

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 15:    Disclosures About Fair Value of Financial Instruments – Continued

	2003		2002
	Carrying Amount	Approximate Fair Value	Carrying Amount	Approximate Fair Value
	(in thousands)
Financial liabilities
Demand deposits	$(69,810)	$(69,810)	$(64,212)	$(64,212)
Demand deposits - interest bearing	(104,199)	(104,199)	(93,495)	(93,495)
Savings deposits	(100,557)	(100,557)	(85,099)	(85,099)
Time deposits	(170,287)	(171,274)	(196,542)	(201,353)
Securities sold under agreements to
repurchase	(18,633)	(18,633)	(16,014)	(16,014)
Notes payable	(5,000)	(5,000)	(5,000)	(5,000)
Federal Home Loan Bank borrowings	(25,513)	(25,579)	(24,006)	(24,110)
ESOP debt	--	--	(131)	(131)
Guaranteed preferred beneficial
interest in the Company's
subordinated debt	(7,000)	(7,000)	(7,000)	(7,000)
Accrued interest payable	(550)	(550)	(804)	(804)
Interest rate swap contract	(490)	(490)	(618)	(618)

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments.

   Cash and Cash Equivalents and Interest Bearing Deposits With Other Financial Institutions

The carrying amounts for cash and cash equivalents and interest bearing deposits with other financial institutions approximate the estimated fair values.

   Securities

Fair values for securities are based on quoted market prices. Fair values are based on quoted market prices of comparable instruments, if quoted market prices are not available. Nonmarketable equity securities (included in other assets) are valued at cost, which approximates estimated fair value, based on the redemption provisions for these securities.

   Loans

For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on the carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 15:    Disclosures About Fair Value of Financial Instruments – Continued

   Deposit Liabilities

The fair values disclosed for demand deposits, (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

   Securities Sold Under Agreements to Repurchase

The carrying amounts of securities sold under agreements to repurchase approximate the estimated fair values of such liabilities.

   Note Payable, Federal Home Loan Bank Borrowings and ESOP Debt

The fair values of the note payable, Federal Home Loan Bank borrowings and ESOP debt are estimated using discounted cash flow analyses based on the current incremental borrowing rates for similar types of borrowing arrangements.

   Guaranteed Preferred Beneficial Interest in Subordinated Debt

The fair value of the guaranteed preferred beneficial interest in subordinated debt is estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

   Accrued Interest

        The carrying amounts of accrued interest approximate their fair values.

   Interest Rate Swap Contract

        The fair value of the interest rate swap contract (included in other liabilities) is estimated by a third party.

   Off-Balance Sheet Instruments

Due to the short-term nature of such instruments and the relative insignificance of fees currently charged to enter into similar agreements, no fair value has been assigned to off-balance sheet items, which are comprised of unfunded loan commitments that are generally priced at market at the time of funding.

The Company’s remaining assets and liabilities are not considered financial instruments or are not material.

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 16:    Condensed Financial Statements – Parent Company Only

The following presents condensed parent company only financial statements for United Nebraska Financial Co.

	Condensed Balance Sheets December 31,
	2003	2002
	(in thousands)
Assets
Cash and cash equivalents	$9,378	$6,153
Loans, net	950	950
Premises and equipment, net	3,272	3,148
Interest receivable	75	24
Investments in subsidiaries	48,320	47,475
Deferred income taxes	144	204
Other assets	2,245	1,959

Total assets	$64,384	$59,913

Liabilities
Note payable	$5,000	$5,000
ESOP debt	--	131
Accrued interest and other liabilities	588	619
Guaranteed preferred beneficial interest in the Company's
subordinated debt	7,000	7,000

Total liabilities	12,588	12,750

Stockholders' Equity
Common stock	48	48
Additional paid-in capital	2,111	2,112
Retained earnings	49,090	44,227
Accumulated other comprehensive income	547	907
ESOP debt secured by common stock	--	(131)

Total stockholders' equity	51,796	47,163

Total liabilities and stockholders' equity	$64,384	$59,913

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 16:    Condensed Financial Statements – Parent Company Only – Continued

	Condensed Statements of Income Years Ended December 31,
	2003	2002	2001
	(in thousands)
Income
Dividends received from subsidiaries	$5,000	$7,000	$6,000
Loans	51	75	18
Securities	70	--	--
Securities purchased under agreements to
resell	7	13	--
Other	294	--	24

Total income	5,422	7,088	6,042

Expense
Interest on notes payable	745	831	694
Salaries and employee benefits	--	30	30
Net occupancy expense	238	122	8
Other	149	182	461

Total expense	1,132	1,165	1,193

Income before income tax benefit and equity in
undistributed income of subsidiaries	4,290	5,923	4,849
Income tax benefit	306	328	368

Income before equity in undistributed income of
subsidiaries	4,596	6,251	5,217
Equity in net income of subsidiaries	1,290	711	232

Net Income	$5,886	$6,962	$5,449

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 16:    Condensed Financial Statements – Parent Company Only – Continued

	Condensed Statements of Cash Flows Years ended December 31,
	2003	2002	2001
	(in thousands)
Cash flows from operating activities:
Net income	$5,886	$6,962	$5,449
Adjustments to reconcile net income to
net cash provided by operating
activities:
Depreciation	180	99	--
Equity in undistributed income of
subsidiaries	(1,290)	(711)	(232)
Deferred income taxes	17	78	27
Changes in deferrals and accruals:
Interest receivable	(51)	(24)	--
Other assets	(286)	9	162
Accounts payable and accrued
liabilities	97	(437)	406

Net cash provided by operating
activities	4,553	5,976	5,812

Cash flows from investing activities:
Investment in subsidiaries	--	--	(2,965)
Purchase of premises and equipment	(304)	(268)	(1,110)
Net change in loans	--	50	(1,000)

Net cash used in investing activities	(304)	(218)	(5,075)

Cash flows from financing activities:
Proceeds from notes payable	750	2,050	9,500
Payments on notes payable	(750)	(1,050)	(12,750)
Payments to retire preferred stock	--	--	(5,000)
Proceeds from issuance of preferred
securities	--	--	7,000
Dividends paid	(969)	(970)	(1,111)
Payments to acquire common stock	(55)	(44)	(49)

Net cash used in financing activities	(1,024)	(14)	(2,410)

United Nebraska Financial Co.
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

Note 16:    Condensed Financial Statements – Parent Company Only – Continued

	Condensed Statements of Cash Flows Years ended December 31,
	2003	2002	2001
	(in thousands)
Net increase (decrease) in cash and cash
equivalents	$3,225	$5,744	$(1,673)
Cash and cash equivalents at beginning
of year	6,153	409	2,082

Cash and cash equivalents at end of year	$9,378	$6,153	$409

   Long Term Obligation

The note payable to a bank requires interest payments quarterly at 1.5% above the “federal funds rate” (2.50% at December 31, 2003). The note is a “revolving reducing” note which allows for maximum borrowings of $9,375,000 at December 31, 2003. The maximum borrowing amount is reduced by $1,875,000 annually on December 31 through a final maturity of December 31, 2008. Therefore, based on the current borrowing level, the minimum principal due is $1,250,000 in 2006, $1,875,000 in 2007 and $1,875,000 in 2008. The note is collateralized by all of the common stock of UNB.

Note 17:    Subsequent Events

Effective August 22, 2004, the Company sold its interest in UAB to a third party. In addition, effective August 27, 2004, the Company and its remaining subsidiary (UNB) were sold to a third party.